Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces First Quarter 2025 Financial Results

•Q1 net revenue of $95.9 million, up 4% sequentially and up 1% year over year
•GAAP gross margin of 56.1% and non-GAAP gross margin of 59.1%

Carlsbad, Calif. – April 23, 2025 – MaxLinear, Inc. (Nasdaq: MXL), a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits, today announced financial results for the first quarter ended March 31, 2025.

First Quarter Financial Highlights
GAAP basis:
•Net revenue was $95.9 million, up 4% sequentially and up 1% from the year-ago quarter.
•GAAP gross margin was 56.1%, compared to 55.6% in the prior quarter, and 51.7% in the year-ago quarter.
•GAAP operating expenses were $99.9 million in the first quarter 2025, or 104% of net revenue, compared to $92.4 million in the prior quarter, or 100% of net revenue, and $123.9 million in the year-ago quarter, or 130% of net revenue.
•GAAP loss from operations was 48% of net revenue, compared to loss from operations of 45% of net revenue in the prior quarter, and loss from operations of 78% of net revenue in the year-ago quarter.
•Net cash flow used in operating activities was $11.4 million, compared to net cash flow used in operating activities of $27.8 million in the prior quarter, and net cash flow provided by operating activities of $16.0 million in the year-ago quarter.
•GAAP diluted loss per share was $0.58, compared to diluted loss per share of $0.68 in the prior quarter, and diluted loss per share of $0.88 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 59.1%, compared to 59.1% in the prior quarter, and 60.6% in the year-ago quarter.
•Non-GAAP operating expenses were $58.4 million, or 61% of net revenue, compared to $61.3 million or 67% of net revenue in the prior quarter, and $74.8 million or 78% of net revenue in the year-ago quarter.
•Non-GAAP loss from operations was 2% of net revenue, compared to loss of 7% in the prior quarter, and loss of 18% in the year-ago quarter.
•Non-GAAP diluted loss per share was $0.05, compared to loss of $0.09 in the prior quarter, and loss of $0.21 in the year-ago quarter.

Management Commentary

“Our Q1 results reflect the continued growth and recovery of our business,” said Kishore Seendripu, Ph.D., Chairman and CEO. “We exceeded the midpoint of our revenue guidance, delivered a meaningful reduction in non-GAAP operating expenses, and made strong progress towards our return-to-profitability and generation of positive cash flow, which we expect to achieve in the second quarter of 2025. We are confident that the investments we’ve made in high-value categories such as high-speed interconnect for the data center, multi-gigabit PON access, Wi-Fi connectivity, ethernet, and wireless infrastructure will result in strong product traction and revenue growth with Tier-1 customers and partners. Our solid progress on new products, coupled with the ongoing industry recovery, will drive continued growth and market share expansion in 2025 and beyond.”

Second Quarter 2025 Business Outlook

The company expects net revenue in the second quarter of 2025 to be approximately $95 million to $115 million. The Company also estimates the following:
•GAAP gross margin of approximately 54.5% to 57.5%;
•Non-GAAP gross margin of approximately 57.5% to 60.5%;
•GAAP operating expenses of approximately $92 million to $98 million;
•Non-GAAP operating expenses of approximately $55 million to $61 million;
•GAAP and non-GAAP interest and other expense of approximately $2.0 million to $3.0 million each;
•GAAP and non-GAAP income tax provision of $2.4 million and $0.1 million; and
•Basic share count of 86.5 million to 87.0 million and diluted share count of approximately 87.0 million to 87.5 million.

Webcast and Conference Call
MaxLinear will host its first quarter financial results conference call today, April 23, 2025 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com, and will be archived and available after the call at https://investors.maxlinear.com until May 7, 2025. A replay of the conference call will also be available until May 7, 2025 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13752703.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for second quarter 2025 net revenue, and GAAP and non-GAAP amounts for each of the following: gross margins, operating expenses, interest and other expenses, income tax provision, and diluted share counts); our potential growth, our ability to return to profitablity, generate positive cash flows, and achieve market share expansion; revenue and profitability opportunities; market trends; settlement of bonus awards for our 2025 performance period; and statements by our Chairman and CEO. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements and our future financial performance and operating results forecasts generally. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions. Additional risks and uncertainties affecting our business, future operating results and financial condition include, without limitation; risks relating to our terminated merger with Silicon Motion and related arbitration and class action complaint and the risks related to potential payment of damages; the effect of intense and increasing competition; increased tariffs, export controls or imposition of other trade barriers; impacts of global economic conditions; the cyclical nature of the semiconductor industry; a significant variance in our operating results and impact on volatility in our stock price, and our ability to sustain our current level of revenue, which has previously declined, and/or manage future growth effectively, and the impact of excess inventory in the channel on our customers’ expected demand for certain of our products and on our revenue; escalating trade wars, military conflicts and other geopolitical and economic tensions among the countries in which we conduct business; our ability to obtain or retain government authorization to export certain of our products or technology; risks related to the loss of, or a significant reduction in orders from major customers; costs of legal proceedings or potential violations of regulations; information technology failures; a decrease in the average selling prices of our products; failure to penetrate new applications and markets; development delays and consolidation trends in our industry; inability to make substantial research and development investments; delays or expenses caused by undetected defects or bugs in our products; substantial quarterly and annual fluctuations in our revenue and operating results; failure to timely develop and introduce new or enhanced products; order and shipment uncertainties; failure to accurately predict our future revenue and appropriately budget expenses; lengthy and expensive customer qualification processes; customer product plan cancellations; failure to maintain compliance with government regulations; failure to attract and retain qualified personnel; any adverse impact of rising interest rates on us, our customers, and our distributors and related demand; risks related to compliance with privacy, data protection and cybersecurity laws and regulations; risks related to conforming our products to industry standards; risks related to business acquisitions and investments; claims of intellectual property infringement; our ability to protect our intellectual property; risks related to security vulnerabilities of our products; use of open source software in our products; and failure to manage our relationships with, or negative impacts from, third parties.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Current Reports on Form 8-K, as well as the information to be set forth under the caption "Risk Factors" in MaxLinear's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. All forward-looking statements are based on the estimates, projections and assumptions of management as of April 23, 2025, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of net revenue, non-GAAP income (loss) from operations, non-GAAP income (loss) from operations as percentage of revenue, non-GAAP interest and other income (expense), non-GAAP income tax provision, non-GAAP diluted earnings (loss) per share, and non-GAAP diluted share count. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance-based bonus plan for 2025, which we intend to settle in shares of our common stock; (iii) accruals related to our performance-based bonus plan for 2024, which we settled in shares of common stock in February 2025; (iv) amortization of purchased intangible assets; (v) research and development funded by others; (vi) acquisition and integration costs related to our acquisitions, if any, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion; (vii) severance and other restructuring charges; (viii) other non-recurring interest and other income (expenses), net; and (ix) non-cash income tax benefits and expenses. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that we believe are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income or loss.
Performance-based equity consists of accruals related to our executive and non-executive bonus programs, and have been excluded from our non-GAAP net income or loss for all periods reported. Bonus payments for the 2024 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2025. We currently expect that bonus awards under our fiscal 2025 program will be settled in shares of common stock in the first quarter of fiscal 2026.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, and acquisition and integration costs primarily consisting of professional and consulting fees, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion.
Research and development funded by others represents proceeds received under contracts for jointly funded R&D projects to develop technology that may be commercialized into a product in the future. Initially such proceeds may not yet be recognized in GAAP results if, pursuant to contract terms, the Company may be required to repay all or a portion of the funds provided by the other party under certain conditions. Management believes it is not probable that it will trigger such conditions. Once such conditions have been resolved, the proceeds are recognized in GAAP results, and accordingly, reversed from non-GAAP results.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities.
Other expense includes accretion of discounts on obligations recorded as a result of abandoned leased facilities for which continue to be obligated to pay but from which we will receive no future benefit.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, we are also unable to predict their probable significance, particularly related to stock-based compensation and its related tax effects as well as potential impairments, a quantitative reconciliation is not available without unreasonable efforts and accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for non-GAAP guidance provided for the second quarter 2025.
About MaxLinear, Inc.
MaxLinear, Inc. (Nasdaq:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:
Leslie Green
lgreen@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net revenue	$95,933	$92,167	$95,269
Cost of net revenue	42,102	40,919	46,001
Gross profit	53,831	51,248	49,268
Operating expenses:
Research and development	55,457	51,278	64,766
Selling, general and administrative	36,589	38,087	36,488
Restructuring charges	7,879	3,056	22,630
Total operating expenses	99,925	92,421	123,884
Loss from operations	(46,094)	(41,173)	(74,616)
Interest income	864	1,040	1,822
Interest expense	(2,504)	(2,802)	(2,711)
Other income (expense), net	(1,268)	2,113	1,434
Total other income (expense), net	(2,908)	351	545
Loss before income taxes	(49,002)	(40,822)	(74,071)
Income tax provision (benefit)	711	17,016	(1,762)
Net loss	$(49,713)	$(57,838)	$(72,309)
Net loss per share:
Basic	$(0.58)	$(0.68)	$(0.88)
Diluted	$(0.58)	$(0.68)	$(0.88)
Shares used to compute net loss per share:
Basic	85,271	84,485	82,349
Diluted	85,271	84,485	82,349

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Operating Activities
Net loss	$(49,713)	$(57,838)	$(72,309)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and depreciation	11,149	11,714	16,684
Amortization of debt issuance costs and accretion of discount on debt and leases	510	548	688
Stock-based compensation	22,911	18,813	17,061
Deferred income taxes	(678)	13,884	(2,685)
Loss on disposal of property and equipment	—	—	390
(Adjustments to) impairment of leased right-of-use assets	(22)	2,140	2,038
Gain on extinguishment of lease liabilities	—	(1)	(569)
(Gain) loss on foreign currency and other	1,184	(2,226)	(968)
Excess tax deficiencies on stock based awards	1,575	262	1,367
Changes in operating assets and liabilities:
Accounts receivable, net	(13,461)	(37,534)	44,389
Inventory	4,338	5,720	3,783
Prepaid expenses and other assets	(3,724)	6,742	(2,044)
Accounts payable, accrued expenses and other current liabilities	4,189	17,448	9,275
Accrued compensation	8,717	(2,092)	8,707
Accrued price protection liability	4,282	(1,071)	(6,451)
Lease liabilities	(2,817)	(2,889)	(2,505)
Other long-term liabilities	160	(1,458)	(881)
Net cash provided by (used in) operating activities	(11,400)	(27,838)	15,970
Investing Activities
Purchases of property and equipment	(1,989)	(2,193)	(8,342)
Purchases of intangible assets	—	(805)	(368)
Net cash used in investing activities	(1,989)	(2,998)	(8,710)
Financing Activities
Net proceeds from issuance of common stock, net of costs	(10)	2,512	—
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,130)	(1,091)	(2,103)
Net cash provided by (used in) financing activities	(2,140)	1,421	(2,103)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9)	(474)	(583)
Increase (decrease) in cash, cash equivalents and restricted cash	(15,538)	(29,889)	4,574
Cash, cash equivalents and restricted cash at beginning of period	119,603	149,492	188,356
Cash, cash equivalents and restricted cash at end of period	$104,065	$119,603	$192,930

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2025	December 31, 2024	March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$102,773	$118,575	$191,882
Short-term restricted cash	1,267	1,003	1,028
Accounts receivable, net	98,925	85,464	126,230
Inventory	86,005	90,343	96,125
Prepaid expenses and other current assets	31,436	28,057	29,414
Total current assets	320,406	323,442	444,679
Long-term restricted cash	25	25	20
Property and equipment, net	55,546	59,300	68,338
Leased right-of-use assets	17,939	18,184	27,468
Intangible assets, net	51,587	55,008	64,939
Goodwill	318,588	318,588	318,588
Deferred tax assets	69,345	68,662	72,176
Other long-term assets	21,845	21,430	34,417
Total assets	$855,281	$864,639	$1,030,625

Liabilities and stockholders’ equity
Current liabilities	$196,893	$182,284	$223,854
Long-term lease liabilities	15,774	16,952	23,897
Long-term debt	123,150	122,996	122,529
Other long-term liabilities	26,289	26,124	22,362
Stockholders’ equity	493,175	516,283	637,983
Total liabilities and stockholders’ equity	$855,281	$864,639	$1,030,625

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
GAAP gross profit	$53,831	$51,248	$49,268
Stock-based compensation	281	186	181
Performance based equity	38	8	72
Amortization of purchased intangible assets	2,582	2,990	8,221
Non-GAAP gross profit	56,732	54,432	57,742

GAAP R&D expenses	55,457	51,278	64,766
Stock-based compensation	(14,656)	(10,862)	(10,441)
Performance based equity	(4,179)	(743)	(4,929)
Research and development funded by others	(1,000)	—	(1,000)
Non-GAAP R&D expenses	35,622	39,673	48,396

GAAP SG&A expenses	36,589	38,087	36,488
Stock-based compensation	(7,973)	(7,766)	(6,439)
Performance based equity	(2,053)	(811)	(2,427)
Amortization of purchased intangible assets	(591)	(592)	(591)
Acquisition and integration costs	(3,209)	(7,261)	(664)
Non-GAAP SG&A expenses	22,763	21,657	26,367

GAAP restructuring expenses	7,879	3,056	22,630
Restructuring charges	(7,879)	(3,056)	(22,630)
Non-GAAP restructuring expenses	—	—	—

GAAP loss from operations	(46,094)	(41,173)	(74,616)
Total non-GAAP adjustments	44,441	34,275	57,595
Non-GAAP loss from operations	(1,653)	(6,898)	(17,021)

GAAP interest and other income (expense), net	(2,908)	351	545
Non-recurring interest and other income (expense), net	190	326	73
Non-GAAP interest and other income (expense), net	(2,718)	677	618

GAAP loss before income taxes	(49,002)	(40,822)	(74,071)
Total non-GAAP adjustments	44,631	34,601	57,668
Non-GAAP loss before income taxes	(4,371)	(6,221)	(16,403)

GAAP income tax provision (benefit)	711	17,016	(1,762)
Adjustment for non-cash tax benefits/expenses	(711)	(16,016)	2,762
Non-GAAP income tax provision	—	1,000	1,000

GAAP net loss	(49,713)	(57,838)	(72,309)
Total non-GAAP adjustments before income taxes	44,631	34,601	57,668
Less: total tax adjustments	(711)	(16,016)	2,762
Non-GAAP net loss	$(4,371)	$(7,221)	$(17,403)

Shares used in computing GAAP and non-GAAP basic net loss per share	85,271	84,485	82,349
Shares used in computing GAAP diluted net loss per share	85,271	84,485	82,349
Non-GAAP basic net loss per share	$(0.05)	$(0.09)	$(0.21)
Non-GAAP diluted net loss per share	$(0.05)	$(0.09)	$(0.21)

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AS A PERCENTAGE OF NET REVENUE

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
GAAP gross margin	56.1%	55.6%	51.7%
Stock-based compensation	0.3%	0.2%	0.2%
Performance based equity	—%	—%	0.1%
Amortization of purchased intangible assets	2.7%	3.2%	8.6%
Non-GAAP gross margin	59.1%	59.1%	60.6%

GAAP R&D expenses	57.8%	55.6%	68.0%
Stock-based compensation	(15.3)%	(11.8)%	(11.0)%
Performance based equity	(4.4)%	(0.8)%	(5.2)%
Research and development funded by others	(1.0)%	—%	(1.1)%
Non-GAAP R&D expenses	37.1%	43.0%	50.8%

GAAP SG&A expenses	38.1%	41.3%	38.3%
Stock-based compensation	(8.3)%	(8.4)%	(6.8)%
Performance based equity	(2.1)%	(0.9)%	(2.6)%
Amortization of purchased intangible assets	(0.6)%	(0.6)%	(0.6)%
Acquisition and integration costs	(3.4)%	(7.9)%	(0.7)%
Non-GAAP SG&A expenses	23.7%	23.5%	27.7%

GAAP restructuring expenses	8.2%	3.3%	23.8%
Restructuring charges	(8.2)%	(3.3)%	(23.8)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP loss from operations	(48.1)%	(44.7)%	(78.3)%
Total non-GAAP adjustments	46.3%	37.2%	60.5%
Non-GAAP loss from operations	(1.7)%	(7.5)%	(17.9)%

GAAP interest and other income (expense), net	(3.0)%	0.4%	0.6%
Non-recurring interest and other income (expense), net	0.2%	0.4%	0.1%
Non-GAAP interest and other income (expense), net	(2.8)%	0.7%	0.7%

GAAP loss before income taxes	(51.1)%	(44.3)%	(77.8)%
Total non-GAAP adjustments before income taxes	46.5%	37.5%	60.5%
Non-GAAP loss before income taxes	(4.6)%	(6.8)%	(17.2)%

GAAP income tax provision (benefit)	0.7%	18.5%	(1.9)%
Adjustment for non-cash tax benefits/expenses	(0.7)%	(17.4)%	2.9%
Non-GAAP income tax provision	—%	1.1%	1.1%

GAAP net loss	(51.8)%	(62.8)%	(75.9)%
Total non-GAAP adjustments before income taxes	46.5%	37.5%	60.5%
Less: total tax adjustments	(0.7)%	(17.4)%	2.9%
Non-GAAP net loss	(4.6)%	(7.8)%	(18.3)%